Exhibit 99.2
Third Quarter 2024 Investor Presentation November 5, 2024

2 Cautionary Statements Forward Looking Statements Certain statements and information in this presentation (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “affirm,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “aim,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated. These risks and uncertainties include, but are not limited to: a deterioration in general economic conditions, including inflationary conditions and resulting in reduced consumer confidence and business spending, and a decline in consumer credit worthiness impacting demand for our products; the unpredictability of our operating results, including an inability to anticipate changes in customer inventory management practices and its impact on our business; a disruption or other failure in our supply chain, including as a result of foreign conflicts and with respect to single source suppliers, or the failure or inability of suppliers to comply with our code of conduct or contractual requirements, or political unrest in countries in which our suppliers operate, or inflationary pressures, resulting in increased costs and inability to pass those costs on to our customers and extended production lead times and difficulty meeting customers’ delivery expectations; our failure to retain our existing customers or identify and attract new customers; our inability to recruit, retain and develop qualified personnel, including key personnel, and implement effective succession processes; adverse conditions in the banking system and financial markets, including the failure of banks and financial institutions; system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate computing infrastructure on which we rely; our inability to develop, introduce and commercialize new products and services; the usage, or lack thereof, of artificial intelligence technologies; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our status as an accelerated filer and complying with the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting; disruptions in production at one or more of our facilities; problems in production quality, materials and process and costs relating to product defects and any related product liability and/or warranty claims; environmental, social and governance (“ESG”) preferences and demands of various stakeholders and our ability to conform to such preferences and demands and to comply with any related regulatory requirements; the effects of climate change, negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; damage to our reputation or brand image; disruptions in production due to weather conditions, climate change, political instability or social unrest; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; defects in our software and computing systems; our limited ability to raise capital; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses or unclaimed property, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; our inability to successfully execute on our divestitures or acquisitions; our inability to realize the full value of our long-lived assets; our inability to renew licenses with key technology licensors; the highly competitive, saturated and consolidated nature of our marketplace; costs and potential liabilities associated with compliance or failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; the effects of restrictions, delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; the effects on the global economy of ongoing foreign conflicts; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; risks associated with our significant stockholders group’s ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our significant stockholder group; the influence of securities analysts over the trading market for and price of our common stock; failure to meet the continued listing standards of the Nasdaq Global Market; the impact of stockholder activism or securities litigation on the trading price and volatility of our common stock; our inability to fully execute on our share repurchase program strategy; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our significant stockholder group to change the composition of our board of directors; our ability to comply with a wide variety of complex laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2024 in Part II, Item 1A – Risk Factors of our Quarterly Report on Form 10-Q and our other reports filed from time to time with the SEC. We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in the appendix to this presentation.

CPI Confidential and Proprietary | Not for distribution 3 Agenda Overview and Strategy Q3 Financial Review 2024 Outlook Summary 1 2 3 4

Overview 4 Accelerated growth in Q3 as expected  Strong growth in debit and credit card sales  Continued solid growth in Prepaid solutions, Card@Once® instant issuance and other card personalization services 2024 full-year outlook updated  Mid-to-high single-digit increase in net sales (previously mid-single digit)  Low single-digit increase in Adjusted EBITDA (previously slight increase) Capital structure strengthened; capital allocation priorities advanced  Debt refinancing extended maturities to 2029  Repurchase of common stock  Secondary offering reduced majority stockholder group ownership  Investment in the business Long-term growth trends remain intact  U.S. Cards in circulation growth  Focus on gaining share and expanding into adjacent markets

Strategy Review 5 The Contactless Indicator mark, consisting of four graduating arcs, is a trademark owned by and used with permission of EMVCo, LLC. Build from Strong Foundation  A leader in the U.S. payments market with portfolio that includes Secure Card, Personalization, Instant Issuance and Prepaid  Strong value proposition from our focus on customer service, quality and innovation  Strong and long-standing customer relationships Expand Addressable Markets  Leverage technology connections with the U.S. payments eco-system to offer additional payment solutions, including digital solutions, for existing base of thousands of SME financial institution customers  Provide existing solutions to new customer verticals

Visa and Mastercard U.S. Cards in Circulation 6 Cards in circulation have grown at a 9% CAGR over the last three years to 2.1 billion, up from 1.6 billion Cards in Millions Sources: Visa and Mastercard Quarterly Operational Performance Data 1,021 1,063 1,078 1,113 1,127 1,155 1,206 1,221 1,253 1,269 1,303 1,331 1,348 606 616 636 645 656 674 679 693 725 739 753 1,627 763 767 1,679 1,714 1,758 1,783 1,829 1,885 1,914 1,978 2,008 2,056 2,094 2,115 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Debit Credit

2024 Q3 Financial Review CPI Confidential and Proprietary | Not for distribution 7

Q3 Highlights 8 Strong growth in debit and credit card sales; gross margin expansion; net income impacted by debt refinancing costs  Net sales increased 18% to $124.8 million  Gross margin increased from 34.1% to 35.8%  Net income decreased 66% to $1.3 million due to debt refinancing costs; net income margin decreased from 3.6% to 1.0%  Adjusted EBITDA¹ increased 18% to $25.1 million; Adjusted EBITDA margin¹ remained at 20.1%  Cash provided by operating activities of $16.7 million in the first nine months compared to $22.3 million in the prior year  Free Cash Flow¹ generation of $12.5 million in the first nine months compared to $16.2 million in the prior year  New $285 million 10% Senior Notes due 2029 issued; new $75 million ABL credit facility. Previous Senior Notes due 2026 retired  Secondary offering of common stock by majority stockholder group 1) Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow are not measurements of financial performance prepared in accordance with GAAP. See “Reconciliations of Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. The Contactless Indicator mark, consisting of four graduating arcs, is a trademark owned by and used with permission of EMVCo, LLC.

Third Quarter Financial Highlights 9 1) Adjusted EBITDA and Adjusted EBITDA margin are not measurements of financial performance prepared in accordance with GAAP. See “Reconciliations of Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. • Net sales increase driven primarily by strong growth from contactless cards, led by eco-focused cards, and continued growth from Prepaid, instant issuance, and other card personalization services • Gross margin increase driven by sales growth • SG&A increase driven by performance-based employee incentive compensation expenses • Net income decline driven by $8.8 million of pre-tax debt refinancing costs, including Senior Notes call premium in interest expense, partially offset by a tax benefit • Adjusted EBITDA1 increase driven by net sales growth and gross margin expansion, partially offset by higher SG&A expenses Commentary (in millions, except per share data) Q3 24 Q3 23 % Change Net Sales $ 124.8 $ 105.9 18% Gross Profit $ 44.7 $ 36.2 24% % Margin 35.8% 34.1% SG&A (including D&A) $ 26.9 $ 23.2 16% Net Income $ 1.3 $ 3.9 -66% Net Income as a % of sales 1.0% 3.6% Diluted EPS $ 0.11 $ 0.33 -67% Adjusted EBITDA1 $ 25.1 $ 21.2 18% % Margin 1 20.1% 20.1%

Nine Months Financial Highlights 10 • Net Sales increase driven by increased Prepaid and contactless card sales, led by eco-focused cards, as well as growth in instant issuance and other card personalization services • Gross Profit increase driven by sales growth • SG&A increase driven by higher compensation-related expenses, including increased stock compensation and performance-based employee incentive compensation • Net Income decrease driven by $8.8 million of pre-tax debt refinancing costs, including Senior Notes call premium in interest expense, and increased SG&A • Adjusted EBITDA1 increase driven by sales growth and gross margin expansion, partially offset by higher SG&A expenses Commentary 1) Adjusted EBITDA and Adjusted EBITDA margin are not measurements of financial performance prepared in accordance with GAAP. See “Reconciliations of Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. (in millions, except per share data) YTD 24 YTD 23 % Change Net Sales $ 355.5 $ 341.7 4% Gross Profit $ 128.6 $ 120.1 7% % Margin 36.2% 35.1% SG&A (including D&A) $ 81.8 $ 69.0 18% Net Income $ 12.7 $ 21.3 -40% Net Income as a % of sales 3.6% 6.2% Diluted EPS $ 1.08 $ 1.79 -40% Adjusted EBITDA1 $ 70.0 $ 69.6 1% % Margin 1 19.7% 20.4%

Financial Highlights - Segments Debit and Credit Q3 Net Sales & Operating Income Nine Months Net Sales & Operating Income Q3 Net Sales & Operating Income Nine Months Net Sales & Operating Income Prepaid Debit ($ in millions) 24.0% 29.8% Net Sales Operating Income & Margin 26.8% 28.2% 37.0% 27.7% 31.4% 34.0% Operating Income & Margin Net Sales Net Sales Operating Income & Margin Operating Income & Margin $20.4 $19.2 $39.8 $38.7 34.0% 29.7% $15.9 $22.1 24.3% 23.4% Net Sales $94.2 $93.2 $93.2 $94.2 26.9% 26.9% 2023 2024 $83.8 $99.8 2023 2024 24.8% 27.1% $20.8 $27.0 $279.0 $283.3 2023 2024 2023 2024 27.2% 26.5% - 1% $75.9 $75.2 2023 2024 $22.3 $25.2 2023 2024 29.7% 28.2% $7.1 $6.6 2023 2024 $63.3 $73.2 2023 2024 28.3% 31.1% $17.9 $22.8 11

Balance Sheet, Liquidity, Net Leverage and Cash Flow 12 $ in millions Our capital structure and allocation strategies are focused on: 1. Investing in the business, including strategic acquisitions 2. De-leveraging the balance sheet 3. Returning funds to stockholders 2024 Highlights:  Repurchased ~$9 million of shares of common stock in the open market and through stock purchase agreements with majority stockholder group  Refinanced debt; issued $285 million of new 10.000% Senior Notes due 2029; redeemed $268 million of 8.625% Senior Notes due 2026; entered into new $75 million ABL revolving credit facility  Net Leverage Ratio of 3.2x at Sep. 30, 2024 1) “Available Liquidity” is cash plus borrowing available on our ABL Revolver. “Net Leverage Ratio” is a Supplemental Financial Measure, see “Supplemental Financial Measures” at the end of this document for more information. “Total Debt” includes finance leases. 2) Adjusted EBITDA (LTM) and Free Cash Flow are not measurements of financial performance prepared in accordance with GAAP. See “Reconciliations of Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. Balance Sheet, Liquidity and Net Leverage Ratio Sep. 30, 2024 Dec. 31, 2023 Cash on hand $ 14.7 $ 12.4 Available Liquidity1 $ 87 $ 87 Total Debt1 $ 305.1 $ 286.0 Adjusted EBITDA (LTM)2 $ 89.8 $ 89.5 Net Leverage Ratio1 3.2x 3.1x Cash Flow YTD 2024 YTD 2023 Cash provided by operating activities $ 16.7 $ 22.3 Capital Expenditures $ (4.2) $ (6.1) Free Cash Flow2 $ 12.5 $ 16.2

2024 Outlook 13 Updated full year outlook for Net Sales and Adjusted EBITDA Full-year outlook 2024  Mid-to-high single-digit increase in net sales (previously mid-single digit)  Low single-digit increase in Adjusted EBITDA (previously slight increase)  Free Cash Flow slightly below the 2023 level (previously approximately half the 2023 level)  Net Leverage Ratio similar to 2023 year-end level (previously between 3.0x and 3.5x) Long-term growth trends remain intact  Growth in U.S. cards in circulation  Recurring nature of business  Trends toward adoption of higher-priced contactless cards and eco-focused cards 1) We have provided Adjusted EBITDA expectations for 2024 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Summary 14 Strong growth in debit and credit card sales in Q3  Led by eco-focused contactless cards  Card growth complemented by continued growth in Prepaid solutions, instant issuance and other card personalization services Full year outlook updated  Increased net sales, Adjusted EBITDA and Free Cash Flow outlooks Debt refinanced; secondary offering completed Long-term secular trends remain intact  CPI well positioned with innovative and high-quality solutions and strong customer focus Strategic focus on building from current foundation and expanding into adjacencies

Contact (877) 369-9016 investorrelations@cpicardgroup.com www.cpicardgroup.com 15

Reconciliations of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense, restructuring and other charges, including executive retention and severance; costs related to production facility modernization efforts; loss on debt extinguishment; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lender under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Reconciliation of net income to EBITDA and Adjusted EBITDA:	*($ in millions)*			
Net income	$ 1.3	$ 3.9	$ 12.7	$ 21.3
Interest, net [(1)]	13.5	6.7	26.4	20.2
Income tax (benefit) expense	(0.5)	2.3	4.0	9.3
Depreciation and amortization	4.2	4.0	12.2	11.9
EBITDA	$ 18.4	$ 16.9	$ 55.4	$ 62.7
Adjustments to EBITDA:				
Stock-based compensation expense	$ 1.8	$ 2.6	$ 6.9	$ 4.4
Sales tax expense [(2)]	—	—	—	0.0
Restructuring and other charges [(3)]	1.9	1.7	4.6	2.2
Loss on debt extinguishment [(4)]	3.0	0.0	3.0	0.2
Foreign currency loss	—	0.0	—	0.0
Subtotal of adjustments to EBITDA	$ 6.7	$ 4.3	$ 14.6	$ 6.9
Adjusted EBITDA	$ 25.1	$ 21.2	$ 70.0	$ 69.6
Net income margin (% of Net sales)	1.0%	3.6%	3.6%	6.2%
Net income growth (% Change 2024 vs. 2023)	-66.5%		-40.0%	
Adjusted EBITDA margin (% of Net sales)	20.1%	20.1%	19.7%	20.4%
Adjusted EBITDA growth (% Change 2024 vs. 2023)	18.1%		0.5%	

(1) The 2024 balance includes payment of an early redemption premium of $5.8 million related to the redemption of the 8.625% Senior Secured Notes due 2026.
(2) Represents estimated sales tax expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.
(3) Represents executive retention and severance costs, as well as costs related to production facility modernization efforts. The 2024 balance includes expenses to be paid by the Company on behalf of the majority stockholder group that entered into an underwriting agreement for the sale of an aggregate of 1,380,000 shares of CPI common stock to the public.
(4) In July 2024, the Company redeemed the entire principal balance of $267.9 million of the 8.625% Senior Secured Notes due 2026 and also repaid in full and terminated a prior Credit Agreement with Wells Fargo Bank, N.A. entered into in March 2021, and expensed the remaining unamortized deferred financing costs. Additionally, the Company redeemed a portion of the 8.625% Senior Secured Notes due 2026 in 2023 and expensed the associated portion of the unamortized deferred financing costs.

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Reconciliations of Non-GAAP Financial Measures

LTM Adjusted EBITDA

We define LTM Adjusted EBITDA as adjusted EBITDA (defined previously) for the last twelve months.

	Last Twelve Months Ended	
	September 30, 2024	December 31, 2023
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA:	*($ in millions)*	
Net income	$ 15.5	$ 24.0
Interest, net [1]	33.1	26.9
Income tax expense	5.2	10.5
Depreciation and amortization	16.3	15.9
EBITDA	$ 70.0	$ 77.3
Adjustments to EBITDA:		
Stock-based compensation expense	$ 10.0	$ 7.5
Sales tax benefit [2]	(0.1)	(0.1)
Restructuring and other charges [3]	6.9	4.5
Loss on debt extinguishment [4]	3.0	0.2
Foreign currency gain	(0.0)	(0.0)
Subtotal of adjustments to EBITDA	$ 19.8	$ 12.2
LTM Adjusted EBITDA	**$ 89.8**	**$ 89.5**

(1) The 2024 balance includes payment of an early redemption premium of $5.8 million related to the redemption of the 8.625% Senior Secured Notes due 2026.
(2) Represents estimated sales tax benefit relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.
(3) Represents executive retention and severance costs, as well as costs related to production facility modernization efforts. The 2024 balance includes expenses to be paid by the Company on behalf of the majority stockholder group that entered into an underwriting agreement for the sale of an aggregate of 1,380,000 shares of CPI common stock to the public.
(4) In July 2024, the Company redeemed the entire principal balance of $267.9 million of the 8.625% Senior Secured Notes due 2026 and also repaid in full and terminated a prior Credit Agreement with Wells Fargo Bank, N.A. entered into in March 2021, and expensed the remaining unamortized deferred financing costs. Additionally, the Company redeemed a portion of the 8.625% Senior Secured Notes due 2026 in 2023 and expensed the associated portion of the unamortized deferred financing costs.

Free Cash Flow

We define Free Cash Flow as cash flow from operating activities less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to make principal payments on outstanding debt and financing lease liabilities.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Reconciliation of cash provided by operating activities - (GAAP) to Free Cash Flow:		*($ in millions)*		
Cash provided by operating activities	$ 12.5	$ 11.9	$ 16.7	$ 22.3
Capital expenditures for plant, equipment and leasehold improvements, net	(1.5)	0.5	(4.2)	(6.1)
Free Cash Flow	**$ 11.1**	**$ 12.5**	**$ 12.5**	**$ 16.2**

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Supplemental Financial Measures 18 Net Leverage Ratio Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash divided by LTM Adjusted EBITDA, or “Net Leverage Ratio,” as a measure of our financial strength when making key investment decisions and evaluating us against peers. Calculation of Net Leverage Ratio: 2029 Senior Notes $ 285.0 $ - 2026 Senior Notes — 267.9 Finance lease obligations 20.1 18.1 Total debt 305.1 286.0 Less: Cash and cash equivalents (14.7) (12.4) Total net debt (a) $ 290.4 $ 273.6 LTM Adjusted EBITDA (b) $ 89.8 $ 89.5 Net Leverage Ratio (a)/(b) 3.2 3.1 As of September 30, 2024 December 31, 2023 ($ in millions)